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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Applied Power Inc. on Form S-8 of our report dated September 25, 1997, appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 12, 1997